Exhibit 99.1

THE CHUBB CORPORATION

15 Mountain View Road

Warren, New Jersey 07059

December 4, 2014

VIA HAND DELIVERY AND EMAIL

Mr. John D. Finnegan

15 Mountain View Road

Warren, New Jersey 07059

Re:	Notice under Section 2 of Employment Agreement

Dear John:

Reference is made to that certain Employment Agreement, dated as of January 21, 2003, as amended December 1, 2003, September 4, 2008 and February 27, 2012 (the “Agreement”), by and between you and The Chubb Corporation, a New Jersey corporation (the “Company”). Terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

In accordance with the terms and conditions of the Agreement (including, without limitation, Sections 2 (Employment Period) and 4 (Termination of Employment) of the Agreement), notice is hereby given that the Employment Period shall expire on December 31, 2016 (such notice, this “Notice”). For the avoidance of doubt, the “Date of Termination” for purposes of the Agreement shall be December 31, 2016.

Notwithstanding anything to the contrary in the Agreement, the Company and you acknowledge and agree that:

(1)  This Notice constitutes the notice described in Section 2 of the Agreement and is deemed to be given and delivered as of December 31, 2014; and

(2)  This Notice is sufficient and satisfies the notice requirements under the Agreement, and no copy of this Notice is required to be delivered to counsel pursuant to Section 12(b) of the Agreement.

Except as otherwise provided herein, the Agreement shall continue in full force and effect in accordance with the terms thereof.

Please indicate your acknowledgement and agreement with respect to this Notice as provided below.

Sincerely,

THE CHUBB CORPORATION

By:	/s/ Maureen A. Brundage
Name: Maureen A. Brundage Title: Executive Vice President, General Counsel & Secretary

Acknowledged and Agreed:

JOHN D. FINNEGAN

/s/ John D. Finnegan

Date:	12/4/2014

Notice under Section 2 of Employment Agreement